UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2020

SKYE Life Ventures Ltd.

(Exact name of registrant as specified in charter)

British Columbia, Canada	000-55906	82-4383947
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5490 Notre Dame Est, Montreal, Quebec, Canada H1N 2C4

(Address of principal executive offices and zip code)

(604) 616-3331

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 1, 2020, Merritt Valley Cannabis (“the Subsidiary”) of Skye Life Ventures (the “Company”) completed the sale of a 56 acre land asset in Merritt, British Columbia (the “Property”) for $2,960,000. The sale price was determined through averaging sourced valuations of the current fair market value of the Property. Redabe Holdings Inc. (the “Purchaser”) is an incorporated company based in Ontario, Canada. The Purchaser previously held the private mortgage on the Property with the Subsidiary as mortgagee. The Purchaser is a holding company owned by Chris Jewitt, an independent director of the Company. The proceeds of the sale have been used by the Company to discharge the mortgage and intends to use the remaining proceeds of $470,000 for the continued operations of the Company and its subsidiaries, including general working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2020	SKYE Life Ventures Ltd.

	By:	/s/ Stevan Perry
	Name:	Stevan Perry
	Title:	President